FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

SUN COMMUNITIES, INC. ANNOUNCES ACQUISITION OF
THREE RECREATIONAL VEHICLE COMMUNITIES

Southfield, MI, February 20, 2012 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today announced that, on February 16, 2012, it acquired three recreational vehicle communities, personal property and other associated intangibles from Three Lakes RV Park, LLC,  Blue Berry Hill RV LLC, Blue Berry Hill RV SPE LLC, and Grand Lake RV and Golf Resort LLC (the “Sellers”), acquired substantially all of the assets of two management companies affiliated with the Sellers, and entered into customary non-competition agreements with the principals of the Sellers, for an aggregate purchase price of $25.0 million that was paid in cash. The acquired communities, one of which is located in Hudson, Florida, one of which is located in Bushnell, Florida and one of which is located in Orange Lake, Florida, are comprised of 488 permanent recreational vehicle sites and 636 seasonal recreational vehicle sites

In December 2011, the Company purchased three recreational vehicle communities, personal property and other associated intangibles from affiliates of the Sellers. The aggregate purchase price for the six communities was $50.0 million and was financed with $17.0 million of newly-acquired debt and $33.0 million of cash. The debt is secured by the three recreational vehicle communities acquired in December 2011, bears interest at a rate of LIBOR plus 250 basis points, has a term of three years (plus two one year extension options) and is interest-only until June 30, 2012, at which time amortization begins based on a 25- year amortization schedule. The six communities contain a total of 997 permanent recreational vehicle sites and 897 seasonal recreational vehicle sites. The Company believes this portfolio provides for growth from both rental increases and improved seasonal occupancy and allows for cross-marketing opportunities utilizing the Company’s existing call center systems and staffing.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 162 communities comprising approximately 55,900 developed sites.

For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in the Company’s Form 10-K for the year ended December 31, 2010, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.